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                                  EXHIBIT 99.1

                       RADYNE COMSTREAM ACQUIRES ASSETS OF
                          TIERNAN COMMUNICATIONS, INC.


PHOENIX, AZ - APRIL 16, 2001 -- Radyne ComStream (NASDAQ: RADN; Warrants: RADNW) today became the secured lender of Tiernan Communications, Inc. Radyne ComStream is in possession of all of the Tiernan assets and is in the process of foreclosing on those assets pursuant to the commercial code. Tiernan Communications is a privately held corporation that specializes in digital television compression and transmission solutions. The secured debt was purchased for an undisclosed amount of cash.

"The purchase of the Tiernan assets, including product lines, will provide Radyne ComStream with additional products to support our continued growth in the digital video and Internet over satellite marketplace," said Bob Fitting, Radyne ComStream CEO. "I am confident that these complimentary products will allow a continued high growth rate for the Company."

ABOUT RADYNE COMSTREAM

Radyne ComStream designs, manufactures, and markets satellite Internet-infrastructure equipment as well as satellite broadband modems, multicasting receivers, converters and ancillary products for digital TV, data and telephone service. They also specialize in innovative solutions for the integration and installation of turnkey communications systems. The company has offices in the U.S. located in Phoenix, San Diego and Boca Raton, and internationally in Singapore, Beijing, Jakarta and London. The company also has sales and/or service centers in New York, Rio de Janeiro, Bangalore, Shanghai and Moscow. For more information visit our web site at www.radynecomstream.com.




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April 16, 2001

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     SAFE HARBOR PARAGRAPH FOR FORWARD-LOOKING STATEMENTS

     This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne ComStream claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, expected benefits of the acquisition, such as the expansion of the Company's capabilities and the potential for increased growth and profitability.

     Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne ComStream and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Radyne ComStream's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation, the possibility that the Company will not be able to successfully integrate the Tiernan assets into the Company's operations or that the acquisition will not expand the Company's capabilities in the satellite industry or provide the other benefits anticipated. Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:

- Prospects of the international markets and global economy given that Radyne ComStream depends heavily on international sales.

-    A downturn in the evolving telecommunications and Internet industries.

- Risk factors and cautionary statements made in Radyne ComStream's Annual Report on Form 10-K for the period ending December 31, 2000.

- Other factors that Radyne ComStream is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Radyne ComStream does not undertake and specifically declines any obligation to update any forward-looking statements.


      Contacts:


      Mr. Garry Kline                           Ms. Jennifer Pelczarski
      Chief Financial Officer                   Investor Relations Director
      Radyne ComStream                          Radyne ComStream
      602.437.9620                              602.437.9620